EXHIBIT 10.3

FORBEARANCE AGREEMENT

This Forbearance Agreement (the “Agreement”), effective as of the date of the this Agreement, December 15, 2021, (“Effective Dates”), is between Renovatio, Inc., a Nevada Corporation (the “Company”), and Jefferson Street Capital, LLC (“Holder” or “Jefferson Street”), as it pertains to the July 23, 2021 Promissory Note in the Principal Amount of $220,000 and a Maturity Date of April 23, 2022 between the Company and the Holder (the “Note”) and the July 23, 2021 Securities Purchase Agreement (“SPA”) between the Company and the Holder. The Company and the Holder are collectively referred to herein as the “Parties”. The Note and the SPA are collectively referred to herein as the “Transaction Documents”.

RECITALS

A. Jefferson Street is a party to the Transaction Documents to secure the prompt payment, performance and discharge in full of all of the Company’s obligations to Jefferson Street.

B. Pursuant to Terms of the Note, the Company may have defaulted under certain terms of the Transaction Documents (collectively, the “Default”).

C. As a result of the possible Default, the indebtedness evidenced by the Transaction Documents may be considered immediately is due and payable, and Jefferson Street may have the right, pursuant to the terms of the Transaction Documents and applicable law, to collect the indebtedness and exercise its legal rights and remedies.

D. The Company has requested that during the Forbearance Period (as hereinafter defined), Jefferson Street shall forbear from exercising its rights and remedies against the Company with respect to the Default or otherwise.

NOW, THEREFORE, in consideration of the foregoing, the terms, covenants and conditions contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereto agree as follows:

SECTION 1. Recitals.

The Recitals above are true and correct, and are incorporated herein by reference.

SECTION 2. TERMS

Further, the Parties hereby agree, as follows:

2.1 The Company shall pay Jefferson Street $30,250 by December 15, 2021 and $30,250 by December 24, 2021. All remaining payments shall be made in accordance with the Transaction Documents.

2.2 The Company shall become current in its filings with the U.S. Securities and Exchange Commission (the “SEC Filings”) under the Securities Exchange Act of 1934 by March 31, 2022 (the “Filing Deadline”), such that the shares of the Company’s common stock are Rule 144 eligible.

2.3 As long as (i) the required SEC filings are submitted by the Filing Deadline, (ii) all payments are made according to the terms of the Transaction Documents and this Agreement, there will be no Event of Default and there is no present Event of Default.

2.4 From the Effective Date as long as the payments due for November and December are made in accordance with section 2.1 herein and the balance of payments are made in accordance with the Transaction Documents (the “Forbearance Period), Jefferson Street will not issue any notices, demands, or otherwise or file any lawsuits regarding any alleged breach of the Note , including the foregoing involving any claims of any possible prior defaults upon the Note and shall not (i) accelerate (or cause the acceleration of) the maturity of the Note or other of the Company’s Note Obligations or to otherwise enforce payment of the Note and the Amended Note, or (ii) exercise any other Default or Event of Default pertaining to any related rights and remedies available to Jefferson Street against the Company under the Note or SPA or applicable law, all of the foregoing of which are hereby expressly waived by Jefferson Street pursuant to the terms of this Addendum (the “Forbearance”).

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2.5 The Company shall have the right to conduct an offering or to obtain funding from its 10% Cumulative Convertible Series D Preferred Stock, ( see Exhibit 1 attached hereto) all in accordance with the terms and conditions of the Transaction Documents.

SECTION 3. Counterparts.

3.1. This Agreement may be executed in any number of counterparts, each of which when so executed shall be deemed an original, but all such counterparts shall constitute one and the same instrument, and all signatures need not appear on any one counterpart. Any party hereto may execute and deliver a counterpart of this Agreement by delivering by facsimile or other electronic transmission a signature page of this Agreement signed by such party, and any such facsimile or other electronic transmission shall be treated in all respects as having the same effect as an original signature.

SECTION 4. Governing Law.

4.1. The law of the State of Nevada shall govern all matters arising out of, in connection with or relating to this Agreement, including, without limitation, its validity, interpretation, construction, performance and enforcement.

SECTION 5. Severability.

5.1 The invalidity, illegality, or unenforceability of any provision in or obligation under this Agreement in any jurisdiction shall not affect or impair the validity, legality, or enforceability of the remaining provisions or obligations under this Agreement or of such provision or obligation in any other jurisdiction. If feasible, any such offending provision shall be deemed modified to be within the limits of enforceability or validity; however, if the offending provision cannot be so modified, it shall be stricken and all other provisions of this Agreement in all other respects shall remain valid and enforceable.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

THE COMPANY

RENAVOTIO, INC.

By: __________________________________

William Robinson, Chief Executive Officer

THE HOLDER

JEFFERSON STREET CAPITAL, LLC

By: _________________________________

Brian Goldberg, Managing Member

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EXHIBIT 1

10% Cumulative Convertible Series D Preferred Stock Certificate of Designation

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